UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2020

Nuo Therapeutics, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32518	23-3011702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8285 El Rio, Suite 150, Houston TX 77054

(Address of Principal Executive Offices) (Zip Code)

(240) 499-2680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 8.01 Other Events.

On April 3, 2020 the Coverage and Analysis Group (“CAG”) within the Center for Medicare & Medicaid Services (“CMS”) accepted and initiated review of Nuo Therapeutics Inc.’s (“Nuo” or the “Company”) prior formal request to reopen a National Coverage Determination (“NCD”) for Autologous Blood Derived Products for Chronic Non-Healing Wounds (CAG-00190R4). This was done via the posting of a National Coverage Analysis (“NCA”) tracking sheet at CMS’s website and is available at

https://www.cms.gov/medicare-coverage-database/details/nca-tracking-sheet.aspx?NCAId=300.

The Company previously disclosed its formal request for a NCD in our Quarterly Report on Form 10-Q for the period ending June 30, 2019 filed on August 19, 2019 and commented that CMS notified Nuo on June 13, 2019 that our formal request was accepted but that action would be postponed until a future date due to internal capacity restraints. Nuo is considered the Requestor per the NCA tracking sheet and the original request letter is available at https://www.cms.gov/Medicare/Coverage/DeterminationProcess/downloads/id300.pdf.

The initiation of the NCD begins a process that starts with a thirty-day public comment period until May 3, 2020 with comments able to be submitted at the website link above. The proposed decision memo has an indicated due date of October 3, 2020 and the NCA expected completion date is indicated as January 1, 2021.

Information appearing on the CMS website is not part of this Form 8-K.

Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest,” “will be,” “will continue,” “will likely result” or, in each case, their negative, or words or expressions of similar meaning.

These statements reflect the Company’s current view of future events and are subject to certain risks and uncertainties, which include, among others, the following:

●	the Company’s ability to receive a positive coverage determination from CAG for the NCD in time to prevent the Company from completely ceasing its operations;
●

significant uncertainty surrounding an agreed path forward for Aurix as an accessible product option for physicians treating Medicare beneficiaries with chronic wounds – in the absence of such a path, the Company will likely have to cease operations;

●	the possibility that analysis of the wound healing data submitted to CAG could come to materially different conclusions than the results of the Company’s own analysis;
●

the continuing rapid depletion of the Company’s cash resources, the Company’s need for immediate and substantial additional financing (without which it faces liquidation) and its ability to obtain that financing, including in light of its outstanding convertible notes, Series A preferred stock and the low share price and significant volatility with respect to its common stock - if the Company were required to liquidate today, the holders of its common stock would not receive any consideration for their common stock;

●	the fact that the Company has no significant assets left to monetize other than the Aurix System itself; as well as other risks and uncertainties referenced in the Company’s other SEC filings.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements, and the Company’s business, results of operations, financial condition and cash flows may be materially and adversely affected. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Except to the extent required by applicable law or rules, the Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Chief Executive Officer and
Chief Financial Officer

Date: April 13, 2020